UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
August 28, 2008

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer
Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Items 5.02(c) Campbell Soup Company (“Campbell”) announced on August 28, 2008 that its Board of Directors has elected B. Craig Owens, age 53, as Campbell’s Senior Vice President-Chief Financial Officer and Chief Administrative Officer, effective October 6, 2008.
Since September 2001, Mr. Owens has served as Executive Vice President and Chief Financial Officer of Delhaize Group (“Delhaize”), a food retailer headquartered in Belgium which operates approximately 2,600 retail stores in the United States and six countries in Europe and Asia. In addition to his financial duties at Delhaize, Mr. Owens was responsible for strategic planning and information technology. Before joining Delhaize, Mr. Owens worked for 19 years in financial and management positions at The Coca-Cola Company and various Coca-Cola bottling companies in the United States and Europe.
Significant terms of an agreement between Campbell and Mr. Owens relating to his employment are set forth in an offer letter executed on August 26, 2008, which is filed as Exhibit 10 to this Form 8-K and incorporated herein by reference. Mr. Owens’ annual base salary at the commencement of his employment will be $780,000. He will be eligible to participate in Campbell’s Annual Incentive Plan (“AIP”), with a target annual bonus for fiscal 2009 of 100% of his annual base salary, prorated for 10 months. The actual award to Mr. Owens for fiscal 2009 under the AIP will be based on an overall assessment by the Compensation and Organization Committee of Campbell’s financial, marketplace, operational and strategic performance during the year and his individual performance, and may be greater or less than the target amount.
Mr. Owens will participate in Campbell’s perquisite Personal Choice program, with an annual benefit of $32,000 that will be paid in quarterly installments. Beginning in fiscal 2010, he will also be eligible to participate in Campbell’s Long-Term Incentive (“LTI”) Program. For executive officers at Mr. Owens’ level, the current LTI target grant value is 255% of base salary, with 70% of the long-term incentive opportunity delivered in Total Shareholder Return (“TSR”) performance-restricted stock units and 30% in Earnings Per Share (“EPS”) performance-restricted stock units. Actual LTI Program grants are based on a review of competitive practices by the Compensation and Organization Committee prior to the annual grant date.
In recognition of prior incentive compensation grants that Mr. Owens will forfeit due to his resignation from Delhaize, he will receive a one-time cash payment from Campbell in the amount of $1,350,000, which he will be obliged to repay if he voluntarily resigns from Campbell prior to October 6, 2009, and a grant of 41,200 units of time-lapse restricted stock. One-half of these units will vest two years from the grant date and the other half will vest three years from the grant date, provided Mr. Owens continues to be employed by Campbell on each of the respective vesting dates.
Mr. Owens will be eligible to participate in Campbell’s Mid-Career Hire Pension Plan and its Deferred Compensation Plan, among other employee benefits. He will be subject to certain restrictive covenants, including limitations on his employment by a competitor of Campbell and on his solicitation of its employees following the termination of his employment.
Item 9.01 — Financial Statements and Exhibits
(d)	Exhibits
10	Offer letter signed August 26, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY (Registrant)
Date: August 28, 2008	By:	/s/ John J. Furey
John J. Furey
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10	Offer letter signed August 26, 2008.